UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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Neuberger Berman California Municipal Fund Inc.
Neuberger Berman High Yield Strategies Fund Inc.
Neuberger Berman Municipal Fund Inc.
Neuberger Berman MLP & Energy Income Fund Inc.
Neuberger Berman New York Municipal Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

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Neuberger Berman Investment Advisers LLC
1290 Avenue of the Americas New York, NY 10104 Tel. 212.476.9000

NEUBERGER BERMAN CLOSED-END FUNDS
ANNOUNCE VIRTUAL ANNUAL STOCKHOLDER MEETINGS

NEW YORK, October 21, 2020 — Neuberger Berman California Municipal Fund Inc. (NYSE American: NBW), Neuberger Berman High Yield Strategies Fund Inc. (NYSE American: NHS), Neuberger Berman MLP and Energy Income Fund Inc. (NYSE American: NML), Neuberger Berman Municipal Fund Inc. (NYSE American: NBH), Neuberger Berman New York Municipal Fund Inc. (NYSE American: NBO) and Neuberger Berman Real Estate Securities Income Fund Inc. (NYSE American: NRO) (each, a “Fund” and, collectively, the “Funds”) announced today that, due to the public health impact of the coronavirus (“COVID-19”) pandemic and to support the health and safety of each Fund’s stockholders, each Fund’s Annual Meeting of Stockholders (each, a “Meeting” and, collectively, the “Meetings”) has been changed to a virtual meeting format and will no longer provide for in-person participation.

As previously announced, the Joint Annual Meeting of Stockholders of each of NBW, NML, NBH, NBO and NRO will be held on Thursday, October 29, 2020, at 10:30 a.m. Eastern Time and the Annual Meeting of Stockholders of NHS will be held on Thursday, October 29, 2020, at 12:30 p.m. Eastern Time.  In light of public health concerns regarding COVID-19, each Meeting will be held in a virtual meeting format only.  Each Meeting will be accessible solely by means of remote communication.

As described in the proxy materials for each Meeting that were previously distributed to stockholders, each Fund’s Board of Directors has fixed the close of business on August 6, 2020, as the record date for the determination of stockholders entitled to notice of and to vote at each Meeting or at any adjournments or postponements thereof.  If you held shares of a Fund through an intermediary (such as a broker-dealer) as of August 6, 2020, in order to participate in and vote at a Meeting, you must first obtain a legal proxy from your intermediary reflecting your Fund’s name(s), the number of Fund shares you held as of August 6, 2020, and your name and email address. You may forward an email from your intermediary containing the legal proxy or attach an image of the legal proxy, email it to AST Fund Solutions, LLC (“AST”) at attendameeting@astfinancial.com and put “Legal Proxy” in the subject line. Requests for registration must be received by AST no later than 3:00 p.m. Eastern Time on Wednesday, October 28, 2020.  After receiving the appropriate information, AST will then email you the conference call dial-in information and instructions for voting during the Meeting.

If you were a record holder of shares of a Fund as of August 6, 2020 (i.e., you held shares of a Fund directly in an account with the Fund’s transfer agent), you can participate in and vote at a Meeting or at any adjournments or postponements thereof. To do so, please email AST at attendameeting@astfinancial.com no later than 3:00 p.m. Eastern Time on Wednesday, October 28, 2020.  Please include your Fund’s name(s) in the subject line and provide your name and address in the body of the e-mail.  After receiving the appropriate information, AST will then email you the conference call dial-in information and instructions for voting during the Meeting.

Stockholders of each Fund are not required to attend a Meeting to vote.  Whether or not stockholders plan to attend a Meeting, each Fund urges its stockholders to authorize a proxy to vote their shares in advance of a Meeting by one of the methods described in the proxy materials for the Meeting.  In connection with the Meetings, each Fund has filed a definitive Proxy Statement and additional proxy solicitation materials, if any, with the Securities and Exchange Commission.  Stockholders are advised to read the Proxy Statement and any additional proxy solicitation materials as they contain important information.  All proxy materials are available on the Internet at https://vote.proxyonline.com.

About Neuberger Berman

Neuberger Berman, founded in 1939, is a private, independent, employee-owned investment manager. The firm manages a range of strategies—including equity, fixed income, quantitative and multi-asset class, private equity, real estate and hedge funds—on behalf of institutions, advisors and individual investors globally. With offices in 24 countries, Neuberger Berman’s diverse team has over 2,300 professionals. For six consecutive years, the company has been named first or second in Pensions & Investments Best Places to Work in Money Management survey (among those with 1,000 employees or more). In 2020, the PRI named Neuberger Berman a Leader, a designation awarded to fewer than 1% of investment firms for excellence in Environmental, Social and Governance (ESG) practices. The PRI also awarded Neuberger Berman an A+ in every eligible category for our approach to ESG integration across asset classes. The firm manages $374 billion in client assets as of September 30, 2020. For more information, please visit our website at www.nb.com.

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Statements made in this release that look forward in time involve risks and uncertainties. Such risks and uncertainties include, without limitation, the adverse effect from a decline in the securities markets or a decline in the Fund's performance, a general downturn in the economy, competition from other closed end investment companies, changes in government policy or regulation, inability of the Fund’s investment adviser to attract or retain key employees, inability of the Fund to implement its investment strategy, inability of the Fund to manage rapid expansion and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.